EXHIBIT 99.1
                                                                    ------------

For Immediate Release:                         Contact:  Michael R. Anastasio
                                               Chief Accounting Officer
                                               (914) 921-5147
                                               For further information visit our
                                               website at: WWW.GABELLI.COM


                GABELLI TO CONSOLIDATE VARIABLE INTEREST ENTITIES

     Rye, New York, September 16, 2003 - Gabelli Asset Management Inc. (NYSE:
"GBL") today announced it will consolidate certain entities managed by its Alternative Investment Group beginning with its September 30, 2003 quarterly report using the guidance provided by FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (referred to as "VIEs").

     FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), provides new criteria for determining whether or not consolidation accounting is required for VIEs. FIN 46 focuses on financial interests of VIEs that indicate control despite the absence of clear control through voting interest. It concludes that a company's exposure (variable interest) to the economic risks and rewards from the VIE's assets and activities are the best evidence of control.

     In light of FIN 46, Gabelli will be consolidating certain partnerships and offshore funds managed by its Alternative Investment Group that are deemed to be VIEs. As the general partner or investment manager of these entities, Gabelli generally receives both a management fee and performance fee and makes decisions regarding the investment activities. These factors can create a situation where Gabelli may be considered the primary beneficiary of the VIE depending on the level of its variable interest relative to other investors.

     As it has been explained, as the primary beneficiary Gabelli would be required to consolidate the VIEs' assets, liabilities and results of operations in its financial statements. The primary beneficiary is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interest in an entity.

     Table I and II depict the pro forma impact of consolidating VIEs for which Gabelli is the primary beneficiary on its Statement of Financial Condition and Statement of Operations for the quarter ended June 30, 2003. Expressed another way, if the consolidation occurred on June 30, 2003, our balance sheet assets increased by $495 million, our operating liabilities by $137 million and our minority interest by $358 million. There would be no change in our GAAP net worth and net income. Obviously, the amounts at September 30, 2003 will differ. To repeat, this change will impact detailed line items reported within the consolidated financial statements but will have no impact on consolidated net income or stockholders' equity. These VIEs were previously accounted for utilizing the equity method.

     Gabelli Asset Management Inc. through its subsidiaries manages $23 billion in assets in mutual funds and closed end funds (Gabelli Funds LLC), partnerships (Alternative Investment Group), and private investment advisory accounts (GAMCO).

TABLE I
STATEMENT OF FINANCIAL CONDITION

                                               June 2003 10-Q                           June 2003
                                                    GBL                                Adjusted GBL
                                                  Reported           Adjustments         Balances               Change
                                               ------------------------------------------------------        ------------
Assets
Cash and cash equivalents                      $  404,849,000      $   15,407,000      $  420,256,000               3.81%
Investment in securities                          190,083,000         321,648,000         511,731,000             169.21%
Investment in partnerships and affiliates          57,022,000         (42,698,000)         14,324,000             -74.88%
Receivable from brokers                               456,000         199,636,000         200,092,000           43779.82%
Investment advisory fees receivable                13,845,000                --            13,845,000               0.00%
Other assets                                       29,245,000             534,000          29,779,000               1.83%

                                               --------------      --------------      --------------
Total assets                                   $  695,500,000      $  494,527,000      $1,190,027,000              71.10%
                                               ==============      ==============      ==============

Liabilities
Payable to brokers                             $    6,195,000      $         --        $    6,195,000               0.00%
Income taxes payable                                7,077,000                --             7,077,000               0.00%
Capital lease obligaion                             3,249,000                --             3,249,000               0.00%
Compensation payable                               21,403,000                --            21,403,000               0.00%
Securities sold, not yet purchased                    742,000         119,603,000         120,345,000           16119.00%
Accrued expenses and other liabilities             17,624,000          17,208,000          34,832,000              97.64%

                                               --------------      --------------      --------------
Total operating liabilities                        56,290,000         136,811,000         193,101,000             243.05%

6% Convertible note                               100,000,000                --           100,000,000               0.00%
5.5% Senior notes                                 100,000,000                --           100,000,000               0.00%
Mandatory convertible securities                   84,163,000                --            84,163,000               0.00%

                                               --------------      --------------      --------------
Total liabilities                                 340,453,000         136,811,000         477,264,000              40.18%

Minority Interest                                   7,830,000         357,716,000         365,546,000            4568.53%

Stockholders' equity:
Stockholders' equity                              347,217,000                --           347,217,000               0.00%

                                               --------------      --------------      --------------
Total stockholders' equity                        347,217,000                --           347,217,000               0.00%
                                               --------------      --------------      --------------

Total liabilities and stockholders' equity     $  695,500,000      $  494,527,000      $1,190,027,000              71.10%
                                               ==============      ==============      ==============


TABLE II
STATEMENT OF OPERATIONS

                                                    June 2003 10-Q                        June 2003
                                                         GBL                             Adjusted GBL
                                                       Reported         Adjustments        Balances            Change
                                                    -------------------------------------------------        ------------
Revenues
Investment advisory and incentive fees               $ 80,260,000      $ (3,285,000)     $ 76,975,000            -4.09%
Commission revenue                                      5,191,000              --           5,191,000              0.00%
Distribution fees and other income                      8,558,000              --           8,558,000              0.00%

                                                     ------------      ------------      ------------
    Total revenues                                     94,009,000        (3,285,000)       90,724,000            -3.49%
                                                     ------------      ------------      ------------

Expenses
Compensation costs                                     41,399,000              --          41,399,000              0.00%
Management fees                                         3,766,000              --           3,766,000              0.00%
Other operating expenses                               16,099,000           610,000        16,709,000              3.79%

                                                     ------------      ------------      ------------
    Total expenses                                     61,264,000           610,000        61,874,000              1.00%
                                                     ------------      ------------      ------------

Operating income                                       32,745,000        (3,895,000)       28,850,000           -11.89%
                                                     ------------      ------------      ------------

Other Income (Expense)
Net gain from investments                               5,145,000        12,869,000        18,014,000            250.13%
Interest and dividend income                            2,624,000         4,094,000         6,718,000            156.02%
Interest expense                                       (6,616,000)       (1,365,000)       (7,981,000)            20.63%

                                                     ------------      ------------      ------------
    Total other income (expense), net                   1,153,000        15,598,000        16,751,000           1352.82%
                                                     ------------      ------------      ------------

Income before income taxes and minority interest       33,898,000        11,703,000        45,601,000             34.52%

Income taxes                                           12,746,000              --          12,746,000              0.00%

Minority Interest                                         268,000        11,703,000        11,971,000           4366.79%
                                                     ------------      ------------      ------------

 Net income                                          $ 20,884,000      $       --        $ 20,884,000              0.00%
                                                     ============      ============      ============


SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Our disclosure and analysis in this press release report contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.